Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-292608 and 333-293552) and on Form S-8 (Nos. 333-280458, 333-262458, 333-262459, and 333-262460) of Constellation Energy Corporation of our report dated February 24, 2026 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of Constellation Energy Corporation, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland
February 24, 2026